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                                                                      EXHIBIT 21

                      LIST OF SUBSIDIARY COMPANIES





                                                             State of Incorporation
                                                             ----------------------
   Cardinal Indemnity Company of North America                       Vermont
   Roy F. Weston (Delaware), Inc.                                    Delaware
   Weston International Holdings, Inc. (d/b/a Weston International)  Delaware
   Roy F. Weston of New York, Inc.                                   New York
   Roy F. Weston (IPR), Inc.                                         Delaware
   Moorstein, Inc.                                                   Delaware